UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Med One Oak, Inc.
(Exact name of registrant as specified in its charter)

DE	000-49999	13-4025362
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9201 Pinecroft, The Woodlands, TX	77380
(address of principal executive offices)	(zip code)

(281) 651-2737
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous Independent Auditors:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Med One Oak, Inc. (the “Company”) with the Securities and Exchange Commission on January 29, 2013 (the “Original Report”) in order to supplement the disclosures provided in Item 4.01 of the Original Report. Item 4.01 of the Original Report is incorporated herein by reference.

As set forth in the Original Report, on January 10, 2013, the Company was informed that its registered independent public accountant, Peter Messineo, CPA, of Palm Harbor Florida (“Messineo”), declined to stand for re-election. The report of Messineo for each of the past two years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that the report for each of the two years contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

The Company provided a copy of the foregoing disclosures to Messineo prior to filing this Report and requested that Messineo furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K. The Company has authorized Messineo to respond fully to the inquiries of its successor accountant.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Peter Messineo, CPA, dated February 28, 2013, addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MED ONE OAK, INC.

Dated: February 28, 2013	/s/ Ivan Wood, Jr.
IVAN WOOD, JR.
Chief Executive Officer